UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

On May 25, 2023, the Board of Directors of Chart Industries, Inc. (the “Company”), as part of the Company’s regular succession planning process, made certain internal promotions, including appointing Stephanie Everett, age 48, as the Company’s Chief Accounting Officer, effective June 1, 2023. Ms. Everett was most recently the Company’s Vice President, Corporate Finance, since October 2021 and previously served as Vice President FP&A, Vice President Finance – D&S West, and Controller for Chart Lifecycle, Inc. Prior to joining the Company in March 2018, Ms. Everett served as Division Controller for Bilfinger North America (“Bilfinger”) since June 2017. Ms. Everett holds active Certified Public Accountant (CPA) and Certified Management Accountant (CMA) licenses.

In connection with Ms. Everett’s promotion and additional responsibilities, the following will apply:

•	Ms. Everett’s base salary will be increased to $335,000 on an annualized basis;

•	Ms. Everett’s target incentive amount for 2023 under the Company’s annual cash incentive program will be increased to 40% of her base salary; and

•	Ms. Everett’s long-term incentive target will be increased to 40% of her base salary.

The revised STI and LTI targets will apply for the full fiscal 2023. In addition to the above, Ms. Everett received a $50,000 one-time discretionary bonus in connection with the promotion.

There are no arrangements or undertakings between Ms. Everett and other persons pursuant to which she was selected to serve as the Company’s Chief Accounting Officer, nor are there any family relationships between Ms. Everett and any of the Company’s directors or executive officers. Ms. Everett has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Robin Catalano, the Company’s prior Chief Accounting Officer, will assume the role of the Company’s Vice President of Operational Excellence, effective immediately. Prior to joining the Company in January 2020 , Ms. Catalano was the Director of Accounting at B/E Aerospace. Prior to that, she was at ADT Security where she was certified as a Six Sigma Green Belt.

In connection with these internal promotions, the Company also promoted Mark Durham, most recently Global Finance Director at Howden, to Senior Vice President, Finance. In this new role, Mr. Durham will focus on finance activities across the globe including regional FP&A and consolidation, shared business services and operational accounting. During his time at Howden, Mr. Durham led, among other tasks, day-to-day finance and controlling operations, SOX and internal control and ERP/data strategy for the organization.

Also on May 25, 2023, the Company’s Board of Directors appointed Matthew Benkert, most recently the Vice President – Corporate Finance and Treasurer at Interface, Inc., as the Company’s Vice President of Finance and Treasurer, effective June 26, 2023.

On May 30, 2023, the Company entered into an agreement (the “Belling Agreement”) with Mr. Joseph Belling, the Company’s Chief Commercial Officer, to provide Mr. Belling with certain benefits in the event he is terminated by the Company without cause (as defined in the Belling Agreement), including a lump sum payment equal to (i) 100% of Mr. Belling’s then current base salary and (ii) a payment in one lump sum in an amount equal to the normal employee costs associated with 12 months of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Mr. Belling and his eligible dependents who were covered under the Company’s health plans as of the date of Mr. Belling’s Termination of Employment.

In addition, the following will apply for Mr. Belling:

•	Mr. Belling’s base salary will be increased to $450,000 on an annualized basis;

•	Mr. Belling’s target incentive amount for 2023 under the Company’s annual cash incentive program is unchanged at 70% of his base salary; and

•	Mr. Belling’s long-term incentive target is unchanged at 100% of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: June 1, 2023

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko
President and Chief Executive Officer